UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2020, we entered into a Securities Purchase Agreement with Durable Capital Master Fund LP ("the Investor") to sell to the Investor (i) 4,484,305 shares of our common stock, par value $0.001 per share (the “Common Stock”), at a price of $15.61 per share and (ii) 40,000 shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a price of $1,000 per share, for aggregate gross proceeds of approximately $110 million (the “Offering”). On April 1, 2020, we closed the Offering (the "Closing").

In connection with the Closing on April 1, 2020, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. For a description of the Registration Rights Agreement, please see the disclosure regarding the Registration Rights Agreement contained in the second paragraph under Item 1.01 of our Form 8-K filed on March 30, 2020 (the "Signing 8-K"), which we incorporate into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As a condition to the Closing and to provide for the issuance of the Preferred Stock, on March 31, 2020, we filed the Certificate of Designation of Preferences, Rights and Limitation of Series A Convertible Preferred Stock (the "Certificate of Designation") with the State of Delaware. At the Closing on April 1, 2020, we issued 40,000 shares of Preferred Stock. For a discussion of how the Preferred Stock modifies or qualifies the Common Stock, please see the disclosure under the heading "Terms of the Preferred Stock" in Item 1.01 of the Signing 8-K, which we incorporate into this Item 3.03 by reference. The Certificate of Designation is filed as Exhibit 3.1 to this report and is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2020, we filed the Certificate of Designation with the State of Delaware. The Certificate of Designation became effective upon filing. The disclosure required by this Item 5.03 and included in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 1, 2020	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer